SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant (X) Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement (X) Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to subsection 240.14a-11(c)
        or subsection 240.14a-12

                                           BIRMINGHAM STEEL CORPORATION
                               (Name of Registrant as Specified in Its Charter)

                                           BIRMINGHAM STEEL CORPORATION
                                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500  per  each  party  to  the  controversy   pursuant  to  Exchange  Act
    Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.


     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: footnote 1

     4)   Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:


- --------
footnote 1  Set forth the amount on which the filing fee is calculated and state how it was determined.








                          BIRMINGHAM STEEL CORPORATION






                                                    September 13, 1996




Dear Stockholder:

         You are invited to attend the Annual Meeting of Stockholders of your Company, which will be held on Tuesday, October 15, 1996 at 10:00 A.M., local time, at The Peabody Memphis, 149 Union Avenue, Memphis, Tennessee.

         The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                                     Sincerely,




                                                     Robert A. Garvey
                                                     Chairman of the Board and
                                                     Chief Executive Officer








                          BIRMINGHAM STEEL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                           To Be Held October 15, 1996



         The Annual Meeting of Stockholders of Birmingham Steel Corporation (the "Company") will be held at The Peabody Memphis, 149 Union Avenue, Memphis, Tennessee on Tuesday, October 15, 1996, at 10:00 A.M., local time, for the following purposes:

         (1) To elect nine directors each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified;

         (2)   To approve the 1996 Director Stock Option Plan;

         (3) To approve the 1997 Chief Executive Officer Incentive Compensation Plan;

         (4) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1997; and

         (5) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on August 29, 1996 are entitled to notice of and to vote at the meeting or any adjournments thereof.

         Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

                                    By Order of the Board of Directors,




                                    Catherine W. Pecher
                                    Vice President and Secretary

Birmingham, Alabama
September 13, 1996







                          BIRMINGHAM STEEL CORPORATION

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

         All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked, will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon, or, if no instructions are made, will be voted FOR approval of proposals 1, 2, 3 and 4 set forth in the Notice of Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Birmingham Steel Corporation, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242,
Attention: Catherine W. Pecher, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

         The mailing address of the principal executive offices of the Company is 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed to stockholders on or about September 13, 1996.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting is August 29, 1996. At the close of business on August 15, 1996, 28,618,682 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 15, 1996, by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer included in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.


           Name of
     Beneficial Owner or             Number of Shares
      Number of Persons               Beneficially            Percent
          in Group                       Owned                of Class
  The Prudential Insurance           2,860,155 (1)             10.0%
  Company of America
  Brinson Partners, Inc., et al      2,061,000 (2)              7.2%
  American Express                   1,472,100 (3)              5.1%
  Company, et al
  James A. Todd, Jr.                   438,261 (4)              1.5%
  Robert A. Garvey                      85,539 (5)               *
  Thomas N. Tyrrell                     59,797 (6)               *
  Paul H. Ekberg                        27,870 (7)               *
  William R. Lucas, Jr.                 23,168 (8)               *
  John M. Casey                         20,138 (9)               *
  C. Stephen Clegg                      15,555 (10)              *
  George A. Stinson                     13,150                   *
  Reginald H. Jones                     11,872                   *
  E. Mandell de Windt                    9,202                   *
  E. Bradley Jones                       9,000                   *
  Harry Holiday, Jr.                     7,500                   *
  T. Evans Wyckoff                       5,500                   *
  William J. Cabaniss, Jr.               4,616                   *
  Directors and executive              771,000 (11)             2.7%
    officers as a group
    (16 persons)
- --------------------

*    Less than 1%.

(1) This information was taken from a Schedule 13G/A filed by The Prudential Insurance Company of America on February 9, 1996 reflecting information as of December 31, 1995. The amount shown includes sole voting power with respect to 3,750 shares, shared voting power with respect to 2,851,005 shares, sole dispositive power with respect to 3,750 shares and shared dispositive power with respect to 2,856,405 shares.

(2) This information was taken from a Schedule 13G/A filed by Brinson Partners, Inc. and certain related parties, including Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation, on February 14, 1996 reflecting information as of December 31, 1995. The amount shown represents shared voting and dispositive powers by the reporting persons.

(3) This information was taken from a Schedule 13G filed by American Express Company and American Express Financial Corporation on February 14, 1996 reflecting information as of December 31, 1995. The amount shown includes shared voting power with respect to 472,100 shares and shared dispositive power with respect to 1,472,100 shares by the reporting persons.

(4) Includes 17,948 shares held in the Company's 401(k) Plan, 20,601 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan, and 45,824 shares owned jointly with Mr. Todd's spouse. Also includes 74,549 shares owned by Mr. Todd's spouse.

(5) Includes 3,599 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan, 40,000 shares of Restricted Stock awarded under the Management Incentive Plan and 869 shares held in the Company's 401(k) Plan.

(6) Includes 6,000 shares of Restricted Stock awarded under the Management Incentive Plan, 5,377 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan, 12,000 shares subject to stock options, and an aggregate of 656 shares owned by two of Mr. Tyrrell's children.

(7) Includes 3,721 shares held in the Company's 401(k) Plan and 1,649 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan.

(8) Includes 6,000 shares of Restricted Stock awarded under the Management Incentive Plan, 436 shares held in the Company's 401(k) Plan, and 1,232 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan. Also includes 500 shares owned by Mr. Lucas' spouse and 12,000 shares subject to stock options.

(9) Includes 3,750 shares of Restricted Stock awarded under the Management Incentive Plan, 12,000 shares subject to stock options, and 3,138 shares issued under the 1995 Stock Accumulation Plan.

(10) Includes 9,550 shares held in the Frakes-Clegg Family 1984 Trust under the trusteeship of Robert W. Neiman. Mr. Clegg and the trustee may be deemed to share voting and investment powers with respect to these shares.

(11)Includes an aggregate of 58,000 shares subject to stock options held by certain officers of the Company, an aggregate of 22,974 shares held in the Company's 401(k) Plan, an aggregate of 63,250 shares of Restricted Stock awarded under the Management Incentive Plan, and an aggregate of 40,643 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan.

         Each of the individuals included in the table above intends to vote in favor of proposals 1, 2 , 3 and 4 set forth in the Notice of Annual Meeting, and such individuals beneficially own approximately 2.7% of the Company's Common Stock.

         The Company is not aware of any arrangement, including any pledge of securities of the Company, which at a subsequent date could result in a change of control of the Company.


                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Nine directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been duly elected and qualified. Proxies received from stockholders, unless directed otherwise, will be voted FOR the election of the following nominees: Robert A. Garvey, E. Mandell de Windt, C. Stephen Clegg, George A. Stinson, E. Bradley Jones, Harry Holiday, Jr., Reginald H. Jones, William J. Cabaniss, Jr. and T. Evans Wyckoff. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         James A. Todd, Jr. and Paul H. Ekberg retired from the Company after fiscal year end and are not standing for reelection to the Board of Directors. Thomas N. Tyrrell resigned from the Company in August 1996 and therefore is not standing for reelection to the Board of Directors.

         In August 1993, the Board of Directors approved a mandatory retirement policy for its members, pursuant to which any person serving as a director of the Company who attains age 75 shall retire from the Board of Directors upon the expiration of his or her term of office at the next succeeding annual meeting of stockholders; provided, however, that each incumbent director of the Company serving at the date of adoption of the new policy will not be subject to mandatory retirement, and may continue to serve as a director notwithstanding the attainment of age 75.

         Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.


Name and Year First
Became Director                                           Business Experience                                   Age

Robert A. Garvey                Chairman of the Board and Chief Executive Officer of the                        58
         1996                   Company since January 5, 1996; President of North Star Steel
                                Co. from 1984 to 1996.
E. Mandell de Windt             Chairman of the Executive Committee of the Board of Directors                   75
         1985                   of the Company since July 1991; Chairman of the Board of the
                                Company from January 1985 to July 1991; Retired;
                                Chairman  of  the  Board  and  Chief   Executive
                                Officer  of  Eaton  Corporation,  a  diversified
                                manufacturing  concern, from 1969 to April 1986;
                                director of Dal-Tile International Inc.
C. Stephen Clegg                President and Chief Executive Officer of Clegg Industries, Inc.,                46
         1985                   a company that arranges business acquisitions and renders
                                management services to the acquired  businesses,
                                since September 1988;  Managing  Director of AEA
                                Investors  Inc., a private  investment  company,
                                for more  than  five  years  prior to  September
                                1988;  Chairman of the Board and Chief Executive
                                Officer  of  Globe  Building  Materials,   Inc.,
                                Midwest  Spring   Manufacturing   Company,   and
                                Diamond  Home   Services;   director  of  Ravens
                                Metals, Inc.
George A. Stinson               Retired Attorney and of counsel to law firm of Thorp, Reed &                    81
         1985                   Armstrong, Washington, D.C., from 1981 to 1985; Chairman of
                                National  Steel  Corporation  from 1965 to 1981;
                                director of Diamond Home Services.
E. Bradley Jones                Retired; Chairman of the Board and Chief Executive Officer of                   68
         1988                   LTV Steel Company from June 1984 to December 1984;
                                Chairman and Chief Executive Officer of Republic
                                Steel   Corporation   (merged   with   The   LTV
                                Corporation in June 1984) from July 1982 to June
                                1984;  director  of TRW  Inc.,  ClevelandCliffs,
                                Inc.,   RPM,   Inc.   and   Consolidated    Rail
                                Corporation;  Trustee,  Fidelity Funds and First
                                Union   Real   Estate    Equity   and   Mortgage
                                Investments.
Harry Holiday, Jr.              Retired; Chairman of the Board and Chief Executive Officer of                   73
         1991                   ARMCO, Inc. from April 1982 to January 1986.
Reginald H. Jones               Retired; Chairman of the Board and Chief Executive Officer of                   79
         1991                   General Electric Company from December 1972 to April 1981;
                                director of ASA Limited and CasTech Aluminum Group, Inc.
William J. Cabaniss, Jr.        President of Precision Grinding, Inc., a metal machining                        58
         1993                   company serving metal machining industries in the Southeast, since 1971; director of Protective Life Corporation.
T. Evans Wyckoff                Formerly Chairman of the Board of Aero-Go, Inc., a company                      71
         1993                   which manufactures air cushion devices, from 1969 to 1993;
                                President   of  Wyco   Corporation,   a  private
                                investment company, since 1983; and President of
                                Arvee Orchards, Inc. since 1991.

         The Board of Directors held thirteen meetings, including four actions by unanimous written consent, during the fiscal year ended June 30, 1996. During fiscal 1996 each incumbent director attended at least 80% of the aggregate number of meetings of the Board and of committees of the Board on which he served.

         The Company has Audit, Executive, Nominating, Environmental Affairs & Safety, Finance and Compensation and Stock Option Committees of the Board of Directors.

         Messrs. Clegg, Stinson, Cabaniss, Holiday and Wyckoff are members of the Audit Committee. The principal functions of the Audit Committee are to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and audit fees, to discuss the results of the audit with the independent auditors and determine what action, if any, is required with respect to the Company's internal controls, and to make a general review of developments and financial reporting and accounting. The Audit Committee held four meetings during fiscal 1996.

         Messrs. de Windt, Reginald Jones, Garvey and Clegg are members of the Executive Committee. The Executive Committee exercises all the powers of the Board of Directors during the intervals between meetings of the Board of Directors, with certain limitations set forth in the Company's Bylaws. The Executive Committee held eight meetings during fiscal 1996.

         Messrs. de Windt, Clegg, Bradley Jones and Stinson are members of the Nominating Committee. The Nominating Committee makes recommendations to the Board of Directors respecting nominations for director prior to each annual meeting of stockholders. The Nominating Committee held no meetings during fiscal 1996.

         Messrs. Holiday, Cabaniss and Wyckoff are members of the Environmental Affairs & Safety Committee. The Environmental Affairs & Safety Committee monitors environmental and safety issues impacting the Company's operations and reviews and evaluates environmental compliance and safety performances and processes at the Company's facilities. The Environmental Affairs & Safety Committee held two meetings during fiscal 1996.

         Messrs. Reginald Jones, Garvey and Bradley Jones are members of the Finance Committee. The Finance Committee reviews and makes recommendations with respect to the Company's financial policies, including cash flow, borrowing and dividend policy and the financial terms of acquisitions and dispositions.
Acting with the Executive Committee, it reviews and makes recommendations on significant capital investment proposals. The Finance Committee held no meetings during fiscal 1996.

         Messrs. Bradley Jones, Reginald Jones, de Windt and Stinson are members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee reviews and approves employment agreements, annual salaries, bonuses, profit participation and other compensation of employees of the Company and its subsidiaries. This Committee also reviews the executive officers' and employees' performances and administers and makes awards under the Company's Stock Option Plan, the Management Incentive Plan and the Stock Accumulation Plan. The Compensation and Stock Option Committee held six meetings during fiscal 1996.


    THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  STOCKHOLDERS  VOTE FOR THE
          ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations  that no other  reports were  required,  during  fiscal 1996 all
Section 16(a) filing requirements applicable to its officers and directors were satisfied.

                              EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended June 30, 1996, 1995 and 1994 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last fiscal year (hereinafter referred to as the "Named Executive Officers"). "Long-Term
Compensation" includes Restricted Stock awarded under the 1990 Management Incentive Plan ("MIP") and Restricted Stock issued under the 1995 Stock Accumulation Plan ("SAP"). See footnotes (2), (5) and (6) to the Summary Compensation Table.



                           SUMMARY COMPENSATION TABLE


                          Annual Compensation                                                 Long Term
                                                                                             Compensation
                                                                                    ------------------------------
                                                                                               Awards
                                                                                    -----------------------------
               Name                                                   Other                                      All
               and                                                    Annual       Restricted     Options/      Other
            Principal                       Salary       Bonus     Compensation      Stock          SARs     Compensation
            Position              Year       ($)         ($)(1)        ($)           ($)(2)         (#)        ($)(3)
- --------------------------------- -------- ---------  ---------- ----------------  -------------  --------  --------------
Robert A. Garvey                  1996      170,347     270,011    123,928(4)      951,916(5)(6)  100,000      4,274
  Chairman of the Board and
 Chief Executive Officer
  (since January 5, 1996)
James A. Todd, Jr.                1996      368,113      75,000        -            84,128(6)        0        37,983
  Chairman of the Board and       1995      410,342     330,015        -           312,750(6)        0        34,164
  Chief Executive Officer         1994      421,746     375,000        -              0              0        27,838
  (through January 5, 1996)
Thomas N. Tyrrell(7)              1996      271,133        0           -            17,497(6)        0         7,390
  Executive Vice                  1995      249,965     189,012        -            87,323(6)        0         8,860
  President - Commercial          1994      149,916     100,000        -           382,380(5)        0         6,029
Paul H. Ekberg                    1996      252,479        0           -              0              0         8,158
  Vice Chairman of the Board -    1995      247,869     226,802        -            33,598(6)        0        12,658
  Assistant to the Chairman       1994      227,526     150,000        -              0              0         8,438
William R. Lucas, Jr.(8)          1996      166,270        0           -           177,171(5)(6)     0         3,139
  Executive Vice President -
  Administration  and
  General Counsel
John M. Casey(9)                  1996      151,740        0           -            22,478(6)        0         8,417
  Executive Vice President -      1995      111,942      56,009        -           134,325(5)        0           318
  Finance and Chief
  Financial Officer

         -----------------------


(1) Represents cash incentive compensation accrued for the fiscal year (but paid in the subsequent fiscal year). For fiscal 1996 and 1995, the Named Executive Officers received shares of Restricted Stock in lieu of a portion of their cash bonus, which is reflected in the "Restricted Stock" column. See footnote (6) below.

(2) As of June 30, 1996, the number and value of all Restricted Stock holdings of the Named Executive Officers, with respect to which the restrictions have not lapsed, were as follows: 43,599 shares ($719,384) by Mr. Garvey; 20,601 shares ($339,917) by Mr. Todd; 11,377 shares ($187,721) by Mr. Tyrrell; 1,649 shares ($27,209) by Mr. Ekberg; 9,232 shares ($152,328) by Mr. Lucas; and 6,888 shares ($113,562) by
         Mr. Casey.  Dividends are paid on shares of Restricted Stock.

(3) The compensation reported represents Company contributions to the 401(k) Plan and premiums for split dollar and other life insurance. The following information is provided with respect to the specific allocation of compensation shown in this column for the Named Executive Officers for the fiscal year ended June 30, 1996:

                                                   Split Dollar      Term and
            Name                       401(k)      Life              Whole Life
                                       Plan        Insurance         Insurance

      Robert A. Garvey                $4,144          $    0         $   130

      James A. Todd, Jr.               5,901           8,961          23,121

      Thomas N. Tyrrell                5,287               0           2,103

      Paul H. Ekberg                   5,076               0           3,082

      William R. Lucas, Jr.            2,785               0             354

      John M. Casey                    7,589               0             828


(4) Includes $123,928 to reimburse Mr. Garvey for lost profit sharing benefits from his previous employer.

(5) Restricted Stock awards under the MIP are made in the discretion of the Compensation Committee of the Board of Directors and recipients pay only a nominal consideration (par value) for the issuance of the Restricted Stock. Mr. Garvey's 1996 award (50,000 shares) was made on January 5, 1996 at a per share price of $17.125; 10,000 shares vested immediately and 40,000 shares vest over a five year period with 8,000 shares vesting on each anniversary. Mr. Tyrrell's 1994 award (12,000 shares) was made on March 21, 1994 at a per share price of $31.875. Mr. Casey's 1995 award (5,000 shares) was made on October 18, 1994 at a per share price of $26.875. Mr. Lucas' 1996 award (8,000 shares) was made on August 4, 1995 at a per share price of $19.75. Mr. Tyrrell's, Mr. Casey's and Mr. Lucas' awards vest in equal increments of one-fourth over four years.

(6) The amounts shown for fiscal 1995 and 1996 include Restricted Stock issued to the applicable officer under the SAP in lieu of cash compensation to which he would otherwise be entitled. Each of the Named Executive Officers (except Mr. Todd) is required to take 10% of his bonus in shares of Restricted Stock under the terms of the SAP, and may elect to take up to 20% of his base compensation and 50% of his cash bonus in shares of Restricted Stock. Shares of Restricted Stock under the SAP are issued at a 25% discount to the market, but the amounts shown represent the full market value of the shares issued. The shares are restricted from transfer for a period of three years from the date of issuance. The amount of cash compensation from both salary and bonus foregone by the Named Executive Officers by participating in the plan was as follows:
       Mr. Garvey: 1996 - $72,126; Mr. Todd: 1996 - $63,101 and 1995 - $234,567;
       Mr. Tyrrell: 1996 - $13,125 and 1995 - $65,516; Mr. Ekberg: 1996 - $0 and
       1995 - $25,198; Mr. Lucas: 1996 - $14,442 and 1995 - $0; and Mr. Casey:
       1996 - $16,860 and 1995 - $26,557.

(7) Mr. Tyrrell joined the Company in November 1993, and resigned from the Company on August 26, 1996.

(8)    Mr. Lucas joined the Company in July 1995.

(9)    Mr. Casey joined the Company in October 1994.



Stock Option Plan

         The following table provides certain information concerning individual grants of stock options under the Company's Incentive Stock Option Plan made during the fiscal year ended June 30, 1996, to each of the Named Executive
Officers:


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                 Potential Realizable Value at
                                                                                    Assumed Annual Rates of
                                                                                 Stock Price Appreciation for
                                 Individual Grants (1)                                   Option Term
                                    % of Total
                      Number of     Options
                      Securities    Granted to
                      Underlying    Employees       Exercise or
                      Options       in Fiscal       Base Price       Expiration
Name                  Granted (#)   Year            ($ Per Share)        Date      5%($)       10%($)
- -------------------   -----------  ------------    --------------  ------------- ------------------------
Robert A. Garvey       100,000        100%            17.125            1-5-06    1,076,982   2,729,284
James A. Todd, Jr.           0         --                --                 --           --          --
Thomas N. Tyrell             0         --                --                 --           --          --
Paul H. Ekberg               0         --                --                 --           --          --
William R. Lucas, Jr.        0         --                --                 --           --          --
John M. Casey                0         --                --                 --           --          --


(1) These options vest over a five year period with one-sixth vesting on the first three anniversary dates and the remaining stock options vesting one-fourth over the next two anniversary dates.




         The following table provides certain information concerning each exercise of stock options under the Company's 1986 Incentive Stock Option Plan during the fiscal year ended June 30, 1996, by each of the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons under the Company's 1986 Stock Option Plan.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                                Value of
                                                            Number of          Unexercised
                                                           Unexercised        in the Money
                         Shares Acquired      Value      Options at Fiscal  Options at Fiscal
            Name          on Exercise (#)  Realized ($)    Year-End (#)      Year-End ($)(1)
Robert A. Garvey                 --           --           100,000                 0
James A. Todd, Jr.               --           --              0                    0
Thomas N. Tyrrell                --           --              0                    0
Paul H. Ekberg                   --           --              0                    0
William R. Lucas, Jr.            --           --              0                    0
John M. Casey                    --           --              0                    0
- --------------------

(1) All of the stock options were granted under the 1986 Stock Option Plan. The fair market value of the Common Stock at June 30, 1996 was $16.50 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's Common Stock exceeds the exercise price when the options are exercised.


Management Security Plan

         In July 1986, the Company adopted a Management Security Plan (the "Security Plan") to provide certain benefits to a select group of management or highly compensated employees who contribute materially to the business of the Company. The Security Plan is administered as an unfunded defined benefit pension plan. The Compensation and Stock Option Committee of the Board of Directors (the "Committee") oversees the Security Plan.

         Each participant enters into a Security Plan Agreement with the Company, pursuant to which the participant is eligible for the payment of either a death benefit, if the participant dies prior to normal retirement, or a retirement benefit, if the participant remains as an employee until his or her normal retirement date. The amount of the death benefit is computed with respect to an amount specified by the participant in his or her Agreement, which may not exceed 100% of the participant's annual compensation ("Covered Salary"). The amount of the retirement benefit is also specified by the participant in his or her Agreement with the Company. The death benefit is payable in an amount equal to 100% of the participant's Covered Salary for 12 months, and 50% of the Covered Salary thereafter. The amount of the death benefit is payable monthly until the participant would have reached age 65 or for 20 years, whichever is later. The retirement benefit is payable monthly over a period of 240 months (or 20 years). The degree to which each eligible employee participates in the Security Plan is elective with the individual participant and is conditioned upon such participant's foregoing cash compensation which would otherwise be available to him or her. Although the Company is not obligated to do so, the Company has purchased key man life insurance on the lives of the participants to fund its obligations under the Security Plan.

         Effective June 1, 1988, James A. Todd, Jr. agreed with the Company to an alternative benefit arrangement in the form of split dollar ownership of the life insurance policy held on his life. Upon death either before or after retirement, Mr. Todd's designated beneficiary will receive his respective share of life insurance proceeds in lieu of the monthly death benefit payments described above. If death occurs after retirement, the retirement payments will cease upon death. At June 30, 1996, Mr. Todd's ownership of the net death benefit was $1,706,924.

         The Committee has approved the establishment of a trust (the "MSP Trust") to hold the assets set aside to pay future benefits granted to participants in the Security Plan. In the event of a change in control of the Company or such other event as the Committee may determine, the MSP Trust will be endowed with paid up policies for each participant which will be distributed to such participants.

         The Company's expense under the Management Security Plan with respect to all participants as a group (including 31 persons) for the fiscal year ended June 30, 1996 was $811,689. The Company's expense with respect to the Named Executive Officers for the fiscal year ended June 30, 1996 was as follows: Mr. Garvey - $79,613; Mr. Todd - $112,925; Mr. Tyrrell - $29,918; Mr. Ekberg -
$104,362; Mr. Lucas - $0; and Mr. Casey - $13,822.

         The following table indicates, with respect to each Named Executive Officer who participates in the Security Plan, the current aggregate amount of the death benefit and the amount of the annual retirement benefit under the Security Plan:

                                 Aggregate           Annual
                                   Death           Retirement
 Name of Individual               Benefit            Benefit

 Robert A. Garvey                $2,362,500         $225,000

 James A. Todd, Jr.               1,706,924          225,576

 Thomas N. Tyrrell                1,575,000          150,000

 Paul H. Ekberg                   1,575,000          150,000

 William R. Lucas, Jr.                    0                0

 John M. Casey                    1,134,000          108,000


Director Compensation

         For fiscal 1996 and pursuant to the Company's Directors' Compensation Plan, the Company awarded each non-employee director 1,500 shares of Company Common Stock as his annual retainer fee and paid each non-employee director $1,000 for each meeting of the Board of Directors or committee thereof ($1,500 to the Chairman of a committee) attended by such director, plus reasonable travel expenses. Directors who are also employees of the Company are not separately compensated for their services as a director.

Employment Agreements

         On January 5, 1996, the Company entered into an Employment Agreement with Robert A. Garvey, Chairman of the Board and Chief Executive Officer of the Company. See "REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1994, the Company loaned to Thomas N. Tyrrell, then Vice Chairman of the Board and Chief Administrative Officer of the Company, the principal amount of $62,975, the purpose of which was to assist Mr. Tyrrell in his relocation to Birmingham, Alabama. The largest amount of indebtedness outstanding during the fiscal year ended June 30, 1996 was $62,975. The note was payable on or before thirty (30) days after the close of the sale of certain property owned by Mr. Tyrrell in Russell Township, Ohio. The indebtedness did not bear interest. The principal amount of the note was paid in full by Mr. Tyrrell in June 1996.

         On January 25, 1996, the Company loaned to Robert A. Garvey, Chairman of the Board and Chief Executive Officer of the Company, the principal amount of $500,000, the purpose of which was to advance money owed to Mr. Garvey by his former employer so that he could acquire Company stock during an appropriate "trading window." The note was payable on demand and bore interest at an annual rate of 6.2%. The principal amount of the note plus interest was paid in full by Mr. Garvey on June 28, 1996.

         On January 26, 1996, the Company loaned to Mr. Garvey the principal amount of $53,951.14, the purpose of which was to pay taxes owed on stock awarded to Mr. Garvey upon his acceptance of employment with the Company. The note is payable on demand and bears interest at an annual rate equal to the short-term applicable federal rate for January 1996, which was 5.5%. On February 9, 1996, the Company loaned to Mr. Garvey the principal amount of $92,284.08, the purpose of which was to pay taxes on restricted stock awarded to Mr. Garvey on which an election was made. This note is also payable on demand and bears interest at the annual rate equal to the short-term applicable federal rate for February 1996, which was 5.32%. Both of these notes will be paid in full from Mr. Garvey's incentive compensation to be paid in August 1996.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

         The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors. The Committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for evaluating and approving compensation and benefit plans, and payments and awards under those plans, for the Company's senior executives, including the Chief Executive Officer and the other Named Executive Officers. The Committee represents the stockholders' interests by ensuring an appropriate link exists between the Company's strategic goals, business performance, stockholder returns, and the executive compensation plans.

Compensation Philosophy

          The Company's compensation philosophy is to provide competitive wages and salaries with the opportunity to earn above average compensation through performance-based incentives. The Committee believes that incentive compensation provides the best means of motivating and rewarding performance while providing necessary controls on cost. This philosophy is reflected in the Company's use of incentive compensation at virtually every level of the organization, not just in the executive ranks. In the case of production and supervisory employees, weekly incentives may be earned for exceeding base production levels. Executives may earn incentives based on Company profitability. In fiscal 1996, production and supervisory incentives averaged 25% of total compensation, and executive incentives averaged 13%. These percentages vary from year to year based on performance.

Compensation Policy

         The Company's executive compensation program is designed to achieve the following objectives:

         1. To attract, retain, motivate, and reward executives who have the skills and experience necessary to conceive and implement a successful business strategy.

         2. To recognize the individual contributions of the executives to stockholder value, as reflected in the profitability of the Company.

         3. To align the interests of the executives with those of stockholders by linking a significant portion of executive compensation to the value of the Company's Common Stock through the award of stock incentives.

         To  accomplish  these  objectives,   the  Company  has  established  an
executive compensation program consisting of base salary, an annual cash incentive based on Company profitability, and long-term compensation plans which include stock options, stock appreciation rights, restricted stock, and deferred compensation. The Company's policies with respect to each element of the executive compensation program are discussed below.

Base Salaries

         To provide competitive base salaries while recognizing individual performance, the Company, with the approval of the Committee, establishes and maintains base salary ranges for salaried personnel. The competitiveness of the salary ranges is reviewed annually with the assistance of an independent consultant and through participation in salary surveys. The surveys used include nationally publicized data from a number of sources, including ECS Top Management Report, Ernst & Young LLP Executive Compensation Report, TPF&C Cash Data Bank and The Conference Board Publication. The survey group is comprised of a broad base of manufacturers in many different industries, including the steel industry. Within this framework, executive salaries are determined based on individual performance, level of responsibility and experience. The salary of the Chief Executive Officer is evaluated solely by the Committee. Salaries for the other Named Executive Officers are recommended by the Chief Executive Officer and reviewed and approved by the Committee.

         The salaries of the Named Executive Officers are listed in the Summary Compensation Table.

Discretionary Cash Bonus Plan

         The Company's Discretionary Cash Bonus Plan, which was established in fiscal 1986, has insured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company.

         Under the plan, a bonus pool is created which is equal to 3.5% of earnings. The plan authorizes adjustment of the pre-tax earnings used in this calculation to exclude the effects of unusual, non-recurring, or extraordinary events. The Committee determined that after fiscal year 1996 there will be no adjustment for unusual items that are within management's control without the Committee's approval. In addition, a specific rate for return on capital will be established which must be achieved before incentive compensation will be paid. Once the bonus pool is established, individual bonuses are determined based on individual performances. The Committee determines the bonus to be awarded to the Chief Executive Officer. Awards for all other key management, including the other Executive Officers, are recommended by the Chief Executive Officer and reviewed and approved by the Committee.

         The purpose of the cash bonus plan is to directly link a significant portion of executive compensation to Company profitability. Under the plan, executives and other key employees can earn annual cash incentives based upon Company profitability. The plan is intended to motivate executives to increase profitability and to reward them with respect to the Company's success. In keeping with the Company's compensation philosophy and the incentive plans in which the Company's other employees participate, the cash bonus plan provides executives the opportunity to earn significant bonuses, contingent upon profitable results.

         The allocations of bonus amounts among executive officers, while based on individual performance, are determined on a subjective basis. The Committee does not consider on a formal basis particular performance measures, but rather evaluates the overall performance of the individual officer giving due consideration to the Company's performance for the fiscal year.

         Bonus awards for fiscal 1996 were paid in August 1996, and represent compensation earned for the fiscal year ended June 30, 1996. None of the Named Executive Officers received bonuses for the fiscal year 1996, except for the Chief Executive Officer who received a guaranteed bonus of $300,000 pursuant to his employment contract and the retired Chief Executive Officer who received a bonus of $75,000.


Long Term Incentive Plans

         The purpose of the long-term incentive plans is to promote the Company's continued success by providing financial incentives to executives and other key employees to increase the value of the Company, as reflected in the price of its stock. By providing the opportunity to acquire a significant proprietary interest in the Company, the plans align the interests of the executives with those of the stockholders.

         Under the 1990 Management Incentive Plan, which was approved by the Board of Directors in July 1990 and by the stockholders in October 1990, the Compensation Committee is authorized to make awards of stock options, stock appreciation rights, restricted stock, and other stock related incentives. The Committee has the sole authority to select the officers and other key employees to whom awards may be made under the plan. Since the value of stock options and other stock awards is determined by the price of the Company's Common Stock, the Committee believes these awards benefit stockholders by linking a significant portion of executive compensation to the performance of the Company's stock. In addition, these awards enable the Company to attract and retain key employees and provide a competitive compensation opportunity.

         In fiscal 1996, long-term incentive awards were made to two of the Named Executive Officers; both awards were made as a component of their employment package. During fiscal 1996, no Named Executive Officers exercised stock options.

         The 1995 Stock Accumulation Plan which was approved by the Board of Directors in August 1995 and by the Company's stockholders in October 1995, provides for the issuance of Restricted Stock in lieu of the payment of cash compensation to officers and other key employees selected to participate in the plan. Under the plan, those employees who are under the age of 62 and who participate currently in the discretionary cash bonus plan must accept Restricted Stock in lieu of 10% of their annual cash bonus. In addition, employees who participate in the cash bonus plan may elect to receive Restricted Stock in lieu of cash of up to a maximum of 50% of their annual cash bonus and up to 20% of their base compensation. Eligible employees who are not participants in the discretionary cash bonus plan may elect to receive Restricted Stock in lieu of cash of up to 10% of their incentive compensation under an incentive compensation plan of the Company and up to 10% of their base compensation. The extent of participation in the Stock Accumulation Plan by the Named Executive Officers is reported in the Summary Compensation Table.

Chief Executive Officer Compensation

          In determining the compensation of the Chief Executive Officer, the Committee is guided by the Company's compensation philosophy, Company performance and competitive practices. Robert A. Garvey, the Company's Chairman of the Board and Chief Executive Officer, is employed under the terms of an Employment Agreement providing for a base salary of $450,000 and certain other benefits. The term of the Agreement is five years, expiring January 5, 2001. Generally, Mr. Garvey is entitled under the Agreement to a cash bonus in the amount of not less than $300,000 for each of the 1996 and 1997 fiscal years. In the event of termination without cause, Mr. Garvey would be entitled to (i) exercise all outstanding options which are exercisable or would become exercisable within one year after termination of employment, (ii) continue participation in the Company's pension and welfare benefit plans until the first anniversary of termination of employment, and (iii) receive payment in cash of $2,250,000 less the amount of base salary paid prior to termination. In the event of termination of employment in connection with a change in control of the Company as defined under the Agreement, Mr. Garvey would be entitled to the same benefits and payments as described for a termination without cause. In the event of termination due to death or disability, Mr. Garvey would be entitled to the one-year acceleration of vesting described above with respect to stock options and continued participation in the Company's pension and welfare benefit plans for a period of one year.


Summary

         The Company's executive compensation program encourages executives to increase profitability and stockholder value. The emphasis on incentive compensation for executives is consistent with the pay-forperformance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the stockholders.

         The Committee is proposing a plan to preserve the Company's tax deduction for incentive compensation paid to the Company's Chief Executive Officer. The Omnibus Budget Reconciliation Act of 1993 denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to any of the top five executives of the corporation. This compensation is subject to certain exceptions. The Plan is intended to qualify under one of these exceptions that requires that the bonus be payable as the result of the attainment of one or more pre-established performance goals. The Plan is proposed for adoption by the Company's stockholders for fiscal year 1997.


SUBMITTED BY THE COMPENSATION AND STOCK OPTION
COMMITTEE OF THE BOARD OF DIRECTORS:

     E. Bradley Jones, Chairman                           Reginald H. Jones

     George A. Stinson                                    E. Mandell de Windt




                      STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Steel Industry Group Index for the period of five years commencing on July 1, 1991 and ending on June 30, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 1, 1991, and that all dividends were reinvested.

 (Graph filed under Form SE)


                                 AGENDA ITEM TWO
               PROPOSAL TO APPROVE 1996 DIRECTOR STOCK OPTION PLAN

         On June 11, 1996, the Board of Directors adopted and recommended for submission to stockholders for their approval the Birmingham Steel Corporation Director Stock Option Plan (the "Director Plan"). The purpose of the Director Plan is to provide stock based compensation to eligible directors of the Company in order to encourage the highest level of director performance and to promote long-term stockholder value. The Director Plan will provide such directors with a proprietary interest in the Company's success and progress through annual grants of options to purchase shares of the Company's common stock.

         The primary features of the Director Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Director Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

Plan Summary and Other Information

         Participation in the Director Plan is limited to Company directors who are not employees of the Company or any of its subsidiaries. There are currently eight directors eligible to participate in the Director Plan. An aggregate of 100,000 shares of the Company's $.01 par value common stock is reserved for issuance under the Director Plan. Shares of common stock issuable under the Director Plan may be authorized and unissued shares or shares held in treasury.

         Under the Director Plan, on the date of each annual meeting of the Company's stockholders, each non-employee director will be granted, without the necessity of action by the Compensation and Stock Option Committee, a non-qualified stock option to purchase 1,500 shares of the Company's common stock at a purchase price equal to the fair market value per share of the common stock on such grant date. On August 15, 1996, the market value of the Company's common stock was $15.50 per share.

         Each option granted under the Director Plan is exercisable for a period of ten (10) years beginning on the date of its grant. Except in the event of the death or disability of the director or in the event of a Change of Control or a Potential Change of Control (as defined in the Director Plan), an option may not be exercised during the first year after grant. In the event of termination of service of a director by reason of disability or death, any options held by such director under the Director Plan shall be immediately exercisable and may be exercised until the earlier of the expiration of the stated term of the option or the first anniversary of the death or disability of such director, as the case may be. In the event of termination of service of a director by reason of retirement, any options held by such director may thereafter be exercised (to the extent then exercisable) until the earlier of the expiration of the stated term of the option or the third anniversary of the effective date of the director's retirement. If a director who has retired dies while any option is still outstanding, the option may be exercised by the former director's legal representative until the earlier of the expiration of the stated term of the option or the first anniversary of the death of the former director.

         The option exercise price is payable (i) in cash or check; (ii) in unrestricted shares of common stock of the Company based on the fair market value of the Company's common stock on the date the option is exercised, or
(iii) by such other instrument as may be acceptable to the Compensation and Stock Option Committee.

Amendment or Termination of the Director Plan

         The Board of Directors may suspend or terminate the Director Plan or any portion thereof at any time, and the Board of Directors may amend the Director Plan at any time as it deems to be in the best interest of the Company; provided, however, that without the approval of the stockholders, no such amendment, alteration or discontinuation shall be made (i) if such stockholder approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities and Exchange Act of 1934, as amended or
(ii) to increase the maximum number of shares subject to the Director Plan, increase the maximum number of shares issuable to any participant under the Director Plan or change the definition of persons eligible to receive awards under the Director Plan. The Board of Directors is further limited from making any amendment, alteration or discontinuation of the Director Plan that would impair the rights of a director with respect to options awarded, without such director's consent. The Director Plan may not be amended more than once every six months unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

Transferability

         During the optionee's lifetime, options are exercisable only by the optionee. Options granted under the Director Plan may only be transferred by will or by the laws of descent and distribution except that the Compensation and Stock Option Committee has the discretionary authority to grant options which would be transferable to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners.

Administration

         The Director Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors of the Company.

Adjustment of Shares

         In the event of a merger, reorganization, consolidation, recapitalization, dividend payable in common stock of the Company or other change in corporate structure affecting the Company's common stock, the Director Plan provides that a substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Director Plan and in the number and option price of shares subject to outstanding options granted under the Director Plan as may be determined to be appropriate by the Compensation and Stock Option Committee.

Change of Control

         Upon the occurrence of a Change of Control or a Potential Change of Control (as defined in the Director Plan), all unexercised stock options shall become fully vested and immediately exercisable. In addition, after an actual or potential Change of Control, a participant shall, to the extent determined by the Compensation and Stock Option Committee, receive in cash from the Company with respect to previous options awarded under the Director Plan the following amount for such awards: (i) the excess of the Change of Control Price (as defined below) over the exercise price of the award, multiplied by (ii) the number of shares of the common stock subject to the award. The "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company, at any time during the preceding 60 day period as determined by the Compensation and Stock Option Committee.

New Plan Benefits

         No options have been granted under the Director Plan. The table below sets forth the benefits from the grant of options for 1996 had the Director Plan been in effect during such period.



                                NEW PLAN BENEFITS
                         1996 DIRECTOR STOCK OPTION PLAN

                                                           Number of Shares
Name and Position(1)              Dollar Value ($)         Underlying Options

Current Directors who are not
executive officers, as a group    Not Determinable            12,000(2)
- --------------------

(1) Only non-employee directors of the Company will receive benefits under the Director Plan.
(2) If the Director Plan is approved by the stockholders, each non-employee director will receive an annual award of non-qualified stock options to purchase 1,500 shares of the Company's common stock beginning October 15, 1996, the date of the Annual Meeting.


Certain Federal Income Tax Consequences

         All options granted or to be granted under the Director Plan are intended to be non-qualified options not entitled to special tax treatment under
Section 422 of the Code.

         A participant in the Director Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Director Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

         Upon the exercise of a non-qualified option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-qualified stock option. The Company is not entitled to an income tax deduction with respect to the grant of a non-qualified stock option or the sale of stock acquired pursuant thereto.

         The Director Plan permits the Compensation and Stock Option Committee to allow an optionee to pay the purchase price for shares acquired pursuant to an exercise of a non-qualified option by transferring to the Company other shares of the Company's common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

         General. The Director Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Director Plan and does not purport to be a complete description of all federal income tax aspects of the Director Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Director Plan and the sale or other disposition of shares acquired upon exercise of the options. Each individual receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the Director Plan.

Vote Required and Board of Director Recommendation

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of common stock the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a negative vote on this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE DIRECTOR PLAN.


                                AGENDA ITEM THREE
              PROPOSAL TO APPROVE THE 1997 CHIEF EXECUTIVE OFFICER
                           INCENTIVE COMPENSATION PLAN

         On August 19, 1996, the Board of Directors adopted and recommended for submission to stockholders for their approval the Birmingham Steel Corporation Chief Executive Officer Compensation Incentive Plan (the "Plan"). The purpose of the Plan is to provide supplementary annual cash compensation to the Company's Chief Executive Officer in order to motivate and retain the Company's Chief Executive Officer and to assist the Company in reaching its financial and strategic objectives. The Plan is intended to be qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and the Plan is being submitted to stockholders for approval in order to qualify Plan compensation for exclusion from "applicable employee remuneration" as defined in Section 162(m).

         Section 162(m) of the Code provides generally that no deduction will be allowed to a publicly held corporation for "applicable employee remuneration" with respect to a "covered employee" (which includes the chief executive officer of the corporation) to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1 million. The term "applicable employee remuneration" does not include remuneration payable solely on account of the attainment of one or more performance goals, but only if (i) the performance goals are determined by a compensation committee of the board of directors of the taxpayer corporation which is comprised solely of two or more outside directors, (ii) the materials terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority vote of the shareholders in a separate shareholder vote before the payment of such remuneration, and (iii) before any payment of such remuneration, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied. Compensation paid pursuant to the Plan is intended to be qualified for the foregoing exemptive treatment.

         The primary features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Exhibit B to this Proxy Statement.


Plan Summary and Other Information.

         Participation in the Plan is limited to the Company's Chief Executive Officer. There is currently one Chief Executive Officer of the Company, Rober
 A. Garvey.

         Pursuant to the Plan, no later than 75 days after the end of the Company's fiscal year for which an award is granted (the "Plan Year"), the Chief Executive Officer is entitled to receive a cash bonus award ("Award") based upon the accomplishment of specific performance goals established by the Committee appointed by the Board of Directors (which shall be the Compensation and Stock Option Committee) (the "Committee") to administer the Plan. Not later than 90 days after the beginning of each Plan Year, the Committee shall establish the
(i) performance goals for the Plan Year, (ii) the maximum cash value of the Award to be paid to the participant with respect to the Plan Year if all performance goals and other terms for such Plan Year are satisfied (the "Target Award") and (iii) the method for computing the actual cash amount earned for a Plan Year by the participant if and to the extent that such goals are satisfied. The Target Award to be paid to the participant in a Plan Year may not, however, exceed 200% of the participant's total cash compensation for the given Plan Year. The Committee shall establish the objective performance goals based on the following criteria: pre-tax earnings, stock price, return on average capital and safety. Based on the level of achievement of the pre-established performance goals, the cash amount earned for a Plan Year by the participant shall be determined by the Committee for the Plan Year. The participant shall not receive any Award when the minimum performance goals set by the Committee are not achieved.

Administration

         The Plan shall be administered by the Committee which shall at all times consist of two or more members of the Board of Directors who are deemed to be "outside directors" within the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder. The Committee is authorized to establish performance goals under the Plan, to determine the time when Awards will be granted under the Plan, and to determine whether the objectives and conditions for earning Awards have been met. The Committee does not, however, have the discretion to increase the amount of compensation payable with respect to a specific Award or to adjust such performance goals after the date which is 90 days from the beginning of the Plan Year.

Vesting

         A participant shall be entitled to receive full payment of an Award under the Plan if the participant's employment with the Company continues for the entire Plan Year. In the event of death, disability or retirement of the participant during a Plan Year, the Committee will determine on a pro rata basis the amount of the partial Award (if any) to be paid to the participant for such Plan Year. If during a Plan Year the participant's employment with the Company terminates by reason of resignation or discharge, the Committee will determine on a pro rata basis the amount of partial Award (if any) to be paid to the participant for such Plan Year.

Amendment or Modification of the Plan

         The Committee may at any time terminate, suspend, modify or amend the Plan; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of the participant, reduce the right of the participant to receive an Award under the Plan to which he or she is otherwise entitled. In addition, no amendment of the Plan may be made without stockholder approval which would change the criteria upon which Awards may be based or which would increase the maximum amount which can be paid to the participant under the Plan.


Non-Transferability

         Awards under the Plan may not be subject to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, voluntary or involuntary. A participant in the Plan may designate one or more beneficiaries to receive any amount that is payable in the event of the participant's death.


Vote Required and Board of Director Recommendation

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of common stock the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a negative vote on this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN.


                                AGENDA ITEM FOUR
               APPROVAL AND RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has, subject to approval and ratification by the stockholders, selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 1997. The Company has been informed that neither Ernst & Young LLP nor any of its partners has any direct or indirect financial interest in the Company or any of its subsidiaries, or has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall be required to approve the selection of Ernst & Young LLP as independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Any proposal by stockholders of the Company intended to be presented at the Company's next Annual Meeting of Stockholders must be received in proper form by the Company at its principal office for inclusion in the Company's Proxy Statement and form of proxy relating to such Annual Meeting, no later than May 16, 1997.


                                     GENERAL

         The Board of Directors of the Company is not aware of any matters other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

         The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

         The Company will provide to any stockholder of record, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.



         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.



                                     By Order of the Board of Directors,



                                     Catherine W. Pecher
                                     Vice President and Secretary
September 13, 1996




                                    EXHIBIT A

                          BIRMINGHAM STEEL CORPORATION
                           DIRECTOR STOCK OPTION PLAN


Section 1.     Purpose of the Plan.

               The purpose of the Birmingham Steel Corporation Director Stock Option Plan (the "Plan") is to provide stock based compensation to non-employee directors of Birmingham Steel Corporation (the "Company") in order to encourage the highest level of director performance and to promote long-term shareholder value by providing such directors with a proprietary interest in the Company's success and progress through grants of options ("Options") to purchase shares of the Company's common stock ("Common Stock").

Section 2.     Certain Definitions.

               (a)  "Board" means the Board of Directors of the Company.

               (b)  "Change of Control" has the meaning set forth in Section
                     7(b) hereof.

               (c) "Change of Control Price" shall have the meaning set forth in
                    Section 7(d) hereof.

               (d)  "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the Compensation and Stock Option Committee of the Board.

               (f)  "Common Stock" means the common stock of the Company.

               (g) "Company" means Birmingham Steel Corporation, a Delaware corporation, and any successors to such corporation.

               (h) "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

               (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (j) "Fair Market Value" means, as of any given date, the closing price of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, any other national exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

               (k) "Non-Employee Director" means each member of the Board who is not an employee of the Company or any of its subsidiaries at the date of each grant or award.

               (l) "Options" means options to purchase shares of Common Stock granted pursuant to Section 6 of the Plan.

               (m) "Plan" means the Birmingham Steel Corporation Director Stock Option Plan.

               (n)  "Potential Change of Control" has the meaning set forth in
Section 7(c) hereof.

               (o) "Rule 16b-3" means Rule 16b-3, as currently in effect or as hereinafter amended or modified, promulgated under the Exchange Act.

Section 3.     Administration of the Plan.

               The Plan shall be administered by the Committee of the Board of Directors of the Company. Grants of Options to purchase Common Stock under the Plan shall be made automatically as provided in Section 6 hereof. However, the Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

Section 4.     Common Stock Subject to the Plan.

               The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 100,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been optioned cease to be subject to option, such shares shall again be available for distribution in connection with future awards under the Plan.

               In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

Section 5.     Participation.

               Each Non-Employee Director shall be eligible to participate in the Plan.

Section 6.     Non-Qualified Stock Options.

               (a) General. Options granted to Non-Employee Directors under the Plan shall be options which are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

               (b) Annual Grant of Options. Options covering 1,500 shares of common stock of the Company shall be granted to each Non-Employee Director automatically on the date of the annual meeting of the Company's stockholders each year.

               (c) Terms of Options. Options granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                    (i) Option Price. The option price per share of Common Stock purchasable under an Option shall be 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option.

                    (ii) Option Term. Each Option shall be exercisable for a term of ten (10) years from the date such Option is granted
              (subject to prior termination as hereinafter provided).

                    (iii) Exercisability. Except as provided in Sections 7 and 8, Options shall not become first exercisable by their terms until the expiration of one (1) year from the date of the grant of the Option.

                    (iv) Method of  Exercise.  Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. Payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee (based on the Fair Market Value of the Common Stock on the date the Option is exercised). No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to an Option for which the optionee has given written notice of exercise and has paid in full for such shares.

                    (v) Non-transferability of Options; Exception. Except as otherwise set forth in this Section 6(v), no Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee shall have the discretionary authority, however, to grant Options which would be transferable to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of Section 8, a transferred Option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

Section 7.     Change of Control.

               The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 7:

               (a) In the event of a "Change of Control," as defined in Section 7(b) below, unless otherwise determined by the Committee or the Board in writing at or after the grant of awards hereunder, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after the grant of awards hereunder (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in Section 7(c) below:

                    (i) any Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

                    (ii) the  value of all  outstanding  Options  shall,  to the extent determined by the Committee or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in Section 7(d) below) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.

               (b) For purposes of Section 7(a) above, a "Change of Control" means the happening of any of the following:

                    (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any Company employee benefit plan, including its trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                    (ii) the occurrence of any  transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

                    (iii) when,  during any period of two (2) consecutive  years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors at the beginning of such period; or

                    (iv) the occurrence of a transaction  requiring  stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through purchase of assets, or by merger, or otherwise.

               (c) For purposes of Section 7(a) above, a "Potential Change of Control" means the happening of any of the following:

                    (i) the  entering  into an  agreement  by the  Company,  the consummation of which would result in a Change of Control of the Company as defined in Section 7(b) above; or

                    (ii) the  acquisition  of beneficial  ownership  directly or indirectly, by any entity, person or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan, including its trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

               (d) For purposes of this Section 7, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that, in the case of Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Options.

Section 8.     Termination of Directorship.

               (a) Termination by Reason of Disability or Death. Upon the termination of a Non-Employee Director by reason of Disability or death, any Options held by such optionee shall be immediately exercisable, notwithstanding the provisions of Section 6 hereof, and may thereafter be exercised by the optionee or, in the case of death, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the earlier of (i) the expiration of the stated term of such Options or (ii) the first anniversary of the death or Disability of the optionee, as the case may be.

               (b) Termination by Reason of Retirement. If an optionee's status as a Non-Employee Director with the Company terminates by reason of retirement, any Options held by such optionee may thereafter be exercised, to the extent exercisable under the provisions of Section 6 hereof, until the earlier of (i) the expiration of the stated term of the Options or (ii) the third anniversary of the effective date of such optionee's retirement. If the retired optionee dies while any Options are still outstanding, such Options may be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the earlier of (i) the expiration of the stated term of the Options or (ii) the first anniversary of the death of the optionee.

               (c) Other Termination. Upon the termination of a Non-Employee Director with the Company for any reason other than Disability, death or retirement, any Options held by such optionee shall terminate as of the effective date of such Non-Employee Director's termination.

Section 9.     Termination or Amendment of the Plan.

               The Board may suspend or terminate the Plan or any portion thereof at any time, and the Board may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Non-Employee Director with respect to Options theretofore awarded, without such person's consent, or (b) without the approval of the stockholders (i) if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act; or
(ii) to increase the maximum number of shares subject to this Plan, increase the maximum number of shares issuable to any Non-Employee Director under this Plan, or change the definition of persons eligible to receive awards under this Plan, or (c) if the Plan has been amended within the preceding six (6) months, unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

Section 10.    Section 16.

               It is intended that the Plan and any grants made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

Section 11.    General Provisions.

               (a) No Right of Continued Service. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company's stockholders.

               (b) Payment of Taxes. An optionee shall, no later than the date as of which the value of any portion of the Option first becomes includable in the optionee's gross income for federal income tax purposes, make arrangements satisfactory to the Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option.

               (c) Shares. The shares of Common Stock issued upon the exercise of Options under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

               (d) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company or a Non-Employee Director, including, without limitation, liability under Section 16(b) of the Exchange Act.

               (e) Effective Date of Plan. The Plan shall be effective on the date it is approved by a majority vote of the holders of the Company's Common Stock.

               (f) Term of Plan. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such date may extend beyond that date.

               (g) Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

               (h) Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

               (i) Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Non-Employee Director, and all rights granted to the Company hereunder, shall be binding upon the Non-Employee Director's heirs, legal representatives and successors.


                                    EXHIBIT B


                          BIRMINGHAM STEEL CORPORATION
               CHIEF EXECUTIVE OFFICER INCENTIVE COMPENSATION PLAN


         Section 1. Purpose of the Plan. The purpose of the Birmingham Steel Corporation Chief Executive Officer Incentive Compensation Plan (the "Plan") is to provide supplementary annual cash compensation to the Company's Chief Executive Officer, in order to motivate and retain the Company's Chief Executive Officer and to assist the Company in reaching its financial and strategic objectives.

         Section 2.     Certain Definitions.

                  (a) "Award" means a cash bonus award payable to the Participant under the Plan.

                  (b) "Award Schedule" means the schedule prepared by the Committee for each Plan Year establishing, among other things, the performance goals for a given Plan Year for the Participant and the Target Award for the Participant.

                  (c)   "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the committee appointed by the Board to administer the Plan, which at all times shall consist of two or more members of the Board who are deemed to be "outside directors" within the meaning set forth in Section 162(m) of the Code and the regulations thereunder.

                  (f)   "Common Stock" means the common stock of the Company.

                  (g) "Company" means Birmingham Steel Corporation, a Delaware corporation, and any successors to such corporation.

                  (h) "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

                  (i) "Final Award" means the actual cash amount earned for a Plan Year by the Participant, as determined by the Committee at the end of such Plan Year in accordance with Section 6 hereof; provided, however, that the value of a Final Award shall not exceed the stated value of Target Award.

                  (j)   "Participant" means the Company's Chief Executive
Officer.

                  (k) "Plan Year" means the fiscal year of the Company for which an Award is granted.

                  (l) "Target Award" means the maximum cash value of the Award to be paid to the Participant with respect to a given Plan Year if all performance goals and other terms for such Plan Year are satisfied; provided, however, that the Target Award shall not exceed two hundred percent (200%) of the Participant's total cash compensation for the given Plan Year.

         Section 3. Administration. The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitations described herein) to establish performance goals under the Plan, to determine the time when Awards will be granted, and to determine whether the objectives and conditions for earning Awards have been met. Subject to the limitations set forth in Section 162(m) of the Code, the Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company and its stockholders. Notwithstanding any other provisions of this Plan, the Committee shall not have the discretion to increase the amount of compensation payable with respect to a specific Award or to adjust such performance goals after the date which is ninety (90) days following the beginning of the Plan Year.

         Section 4. Eligibility and Participation. Participation in the Plan shall be limited to the Company's Chief Executive Officer.

         Section 5.     Award Determination.

                  (a) Awards granted to the Participant shall be based upon the accomplishment of specific performance goals. Not later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish in writing
(i) the performance goals for the Plan Year, (ii) the Target Award for the Plan Year and (iii) the method for computing the amount of the Final Award if and to the extent that such goals are satisfied, all of which shall be set forth on an Award Schedule for that Plan Year.

                  (b) The Committee shall establish objective performance goals based on the following: pre-tax earnings, stock price, return on average capital and safety.

                  (c) Within sixty (60) days of the end of the Plan Year, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Based on the level of achievement of the pre-established performance goals, Final Awards (i.e., the amount of cash) shall be determined by the Committee for the Plan Year.

                  (d) Participant shall not receive any payout when the minimum performance goals are not achieved.

         Section 6.     Payment of Final Awards.

                  (a) Subject to the provisions of Section 7 hereof, the payment of cash with respect to a Final Award shall be made as soon as practicable following the end of the Plan Year, but in no event later than seventy-five (75) days after the end of the Plan Year.

                  (b) The Participant shall have no interest whatsoever in any specific asset of the Company as a result of the grant of an Award hereunder or the satisfaction of performance goals with respect thereto. To the extent that the Participant acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

         Section 7.     Vesting; Termination of Employment.

                  (a) If the Participant's employment with the Company continues for the entire Plan Year, the Participant shall be entitled to receive full payment of the Final Award amount determined under Section 5 for the Plan Year in accordance with the terms of the Plan.

                  (b) In the event of the death, Disability or retirement of the Participant during a Plan Year, the Committee (in its sole discretion) will determine on a pro rata basis the amount of the partial Award (if any) to be paid to the Participant (or to his personal representative) for such Plan Year. Payments will be made in accordance with the terms of the Plan.

                  (c) If during a Plan Year, the Participant's employment with the Company terminates by reason of resignation or discharge, the Committee (in its sole discretion) will determine on a pro rata basis the amount of partial Award (if any) to be paid to the Participant for such Plan Year. Payments will be made in accordance with the terms of the Plan.

                  (d) The Participant may designate, in writing and on such form as the Company may prescribe, one or more beneficiaries to receive any amount that is payable in the event of Participant's death. In the event of Participant's death, any Award that is payable to the Participant shall be paid to his beneficiary or, in the event that no beneficiary has been designated, to his estate.

         Section 8. Rights of Participant. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate the Participant's employment at any time, nor confer upon the Participant any right to continue in the employment of the Company.

         Section 9. Amendment or Modification. The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of the Participant, reduce the right of the Participant to receive an Award hereunder to which he is otherwise entitled; and, provided further, that unless the stockholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective which would change the criteria upon which Awards may be based or which would increase the maximum amount which can be paid to the Participant under the Plan.

         Section 10. Section 162(m) of the Code. It is intended that the Plan and any Awards granted hereunder meet all of the requirements of Section 162(m) of the Code and the regulations thereunder. Unless otherwise determined by the Committee, if any provision of the Plan or any Award hereunder would disqualify the Plan or such Award, or would otherwise not comply with Section 162(m) of the Code, such provision or Award shall be construed or deemed amended to conform to
Section 162(m) of the Code.

         Section 11.    Miscellaneous.

                  (a) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (b) The Company shall have the right to deduct from all payments under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

                  (c) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                  (d) All costs of implementing and administering the Plan shall be borne by the Company.

                  (e) All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                  (f) Nothing contained in the Plan and no action taken pursuant thereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a subsidiary or any other person.

                  (g) No Award under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of Participant or any person to whom such benefits or funds are or may be payable.


                          BIRMINGHAM STEEL CORPORATION


This Proxy is solicited on behalf of the Board of Directors for use at the 1996 Annual Meeting of Stockholders to be held on October 15, 1996.

        The undersigned hereby appoints Robert A. Garvey and Catherine W. Pecher, and each of them, attorneys and proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Birmingham Steel Corporation to be held on Tuesday, October 15, 1996 at 10:00 a.m. local time at The Peabody Memphis, 149 Union Avenue, Memphis, Tennessee and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified:

   Robert A. Garvey; E. Mandell de Windt; C. Stephen Clegg; George A. Stinson;
   E. Bradley Jones; Harry Holiday, Jr.; Reginald H. Jones; William J. Cabaniss, Jr.; T. Evans Wyckoff

       ( )  FOR all nominees listed above         ( )  WITHHOLD AUTHORITY
            (except as indicated to the                to vote for all nominees
            contrary below)

- --------------------------------------------------------------------

(2) To approve the 1996 Director Stock Option Plan, attached as Exhibit "A" to the Proxy Statement.

             ( )  FOR        ( )  AGAINST       ( )  ABSTAIN

(3) To approve the 1997 Chief Executive Officer Incentive Compensation Plan, attached as Exhibit "B" to the Proxy Statement..

             ( )  FOR        ( )  AGAINST       ( )  ABSTAIN

(4) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1997.

             ( )  FOR        ( )  AGAINST       ( )   ABSTAIN

(5) To consider and take action upon such other matters as may properly come before the meeting or adjournments or postponements thereof. PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND FOR THE PROPOSITIONS REFERRED TO IN PARAGRAPHS (2), (3) AND (4).


The undersigned revokes any prior proxies to vote the shares covered by this proxy.




                           Signature




                           Signature

Date:             , 1996

   (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1, 2, 3 and 4 and as the proxies deem advisable on such other matters as may come before the meeting.